Exhibit 10.3

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408 263-9789 Fax: 408 946-6070 www.LifeScan.com
October 25, 2007
Mark Morrison
Chief Executive Officer
1 Corporate Avenue
Rowville
Victoria 3178
Australia
Dear Mark,
I am writing to you today to propose amending our current Development and Research Agreement.
This amendment (“Amendment”) will be effective as of the Supply Effective Date (as defined below) and amends the Development and Research Agreement (“Agreement”) entered into the first day of April, 2002 and amended on March 31, 2004, December 21, 2004, December 7, 2005 and June 1, 2007 by and between Universal Biosensors, Inc., a Delaware corporation having a principal place of business at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (“Universal Biosensors”) and LifeScan, Inc., a California corporation having a principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035 (“LifeScan”). LifeScan and Universal Biosensors are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
In consideration for the covenants and understandings set forth herein and in the Agreement and the Supply Agreement (as defined below), the Parties hereby agree:
Article 1.5 is hereby deleted in its entirety and replaced by the following Article:
1.5	“LIFESCAN’s Field” means diabetes, including, without limitation:

(a)	the measurement of analytes for purposes of diagnosing, managing, monitoring, prognosticating, treating, or curing diabetes;

(b)	the collection and/or analysis of data for the purpose of diabetes management;

(c)	the delivery of one or more therapeutic agents for the purpose of treating or managing abnormal glucose metabolism, including, without limitation, the delivery of insulin, insulin analogs, Glucagon-like proteins/peptides (“GLPs”), analogs of GLPs or GLP like hormones; and

(d)	the measurement of glucose in humans for any other purpose, including, without limitation, tight glycemic control.

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408 263-9789 Fax: 408 946-6070 www.LifeScan.com
In Article 1.10, line 3, “in the course of the Program” is hereby replaced with “in the course of carrying out the Program”.
Articles 1.12 and 1.13 are hereby added as follows:
1.12	“Supply Agreement” means the master services and supply agreement between LifeScan and Universal Biosensors and Universal Biosensors Pty Ltd, effective as of ___.

1.13	“Supply Effective Date” is defined in the Supply Agreement as “Effective Date”.
The following language is hereby deleted from Article 2.7 a.) (i.).:
“, that is directed to subject matter within the LIFESCAN Field or filed as a continuation or continuation-in-part of one or more of LIFESCAN’s Acquired Patents and is directed to subject matter within the LIFESCAN Field and”
Articles 3.3 and 3.4 are hereby deleted in their entirety and replaced by the following Articles:
3.3	All right, title, and interest in and to UNIVERSAL BIOSENSORS’ Know-How, including any and all UNIVERSAL BIOSENSORS’ Know-How created prior to the effective date of this Amendment, shall be owned by LIFESCAN.

3.4	LIFESCAN hereby grants to UNIVERSAL BIOSENSORS and UNIVERSAL BIOSENSORS accepts a perpetual, royalty-free, paid-up, exclusive, worldwide right and license, with the right to sublicense, in UNIVERSAL BIOSENSORS’ Fields to make, have made, use, and sell under and otherwise exploit in any way the UNIVERSAL BIOSENSORS’ Know-How and all patent applications directed to the UNIVERSAL BIOSENSORS’ Know-How and patents issuing therefrom.
The preamble of Article 3.5 is hereby deleted in its entirety and replaced by the following preamble:
3.5	It is acknowledged by the Parties that, during the Term and thereafter, UNIVERSAL BIOSENSORS or the Subsidiary will be conducting research and development in one or more of the UNIVERSAL BIOSENSORS’ Field utilizing LIFESCAN’s Acquired Know-How, LIFESCAN’s Acquired Patents, or both. In the event that, during the Term, UNIVERSAL BIOSENSORS or the Subsidiary make a Development in any of the UNIVERSAL BIOSENSORS’s Fields that UNIVERSAL BIOSENSORS or the Subsidiary desires to license or sublicense to third parties in one of the UNIVERSAL BIOSENSORS’ Fields, then during the Term UNIVERSAL BIOSENSORS shall promptly disclose to LIFESCAN in writing full details of such Development.

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408 263-9789 Fax: 408 946-6070 www.LifeScan.com
The preamble of Article 3.6 is hereby deleted in its entirety and replaced by the following preamble:
3.6	To enable UNIVERSAL BIOSENSORS to undertake the Program as provided herein, LIFESCAN grants for the duration of the Program and UNIVERSAL BIOSENSORS accepts a limited, royalty-free, non-exclusive license to use the LIFESCAN Acquired Patents, LIFESCAN Acquired Know-How, Joint-Know How and UNIVERSAL BIOSENSORS’ Know-How in the LIFESCAN Field for the research and development activities to be carried out in accordance with the Program together with the right to grant a sublicense to UNIVERSAL BIOSENSORS’ subsidiary, Universal Biosensors Pty. Limited (the “Subsidiary”), whose facility may undertake the Program as contractor to UNIVERSAL BIOSENSORS.
Article 5.2 is hereby deleted in its entirety.

Article 5.3 is hereby deleted in its entirety and replaced by the following Article:
5.3	UNIVERSAL BIOSENSORS shall have the right, but not the obligation, to pursue legal action against infringement of the Joint Know-How, UNIVERSAL BIOSENSORS’ Know-How or any patent directed to any of the Joint Know-How or the UNIVERSAL BIOSENSORS’ Know-How in the UNIVERSAL BIOSENSORS’ Field by third parties, including defending any declaratory judgement action. LIFESCAN shall cooperate with UNIVERSAL BISOSENSORS and provide such non-monetary assistance as UNIVERSAL BISOSENSORS may reasonably request in connection with such action. Further, LIFESCAN shall have the right to participate in and be represented by independent counsel in such action at its own expense. UNIVERSAL BISOSENSORS shall incur no liability to LIFESCAN as a consequence of such litigation or any resulting unfavourable decision include holding any patent directed to any of the Joint Know-How or UNIVERSAL BISOSENSORS’ Know How invalid or unenforceable.
Exhibit B is amended to add the following:
10.	Development of commercial meters to interface with the electrochemical sensors being developed under the Program.
Notwithstanding the prior paragraph, the Parties agree that any Joint Know-How and UNIVERSAL BIOSENSORS’ Know-How developed in the course of carrying out the development of such commercial meters shall be Joint Know-How and UNIVERSAL BIOSENSORS’s Know-How under the Agreement as of the development date, even if such development occurred prior to the effective date of this Amendment.

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408 263-9789 Fax: 408 946-6070 www.LifeScan.com
The Parties agree that all other provisions in the Agreement as previously amended remain effective.
In witness whereof, LifeScan and Universal Biosensors have caused these present to be signed.
AGREED AND ACCEPTED TO:

UNIVERSAL BIOSENSORS INC.	LIFESCAN, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: